Exhibit 99.1

Alberton Acquisition Corp. Announces

Issuance of Dividend Warrants

New York, New York, February 5, 2021 – Alberton Acquisition Corp. (“Alberton”) (NASDAQ: ALAC) announced today that it issued 1,414,480 dividend warrants, with each warrant entitling the holder to purchase one-half ordinary share, to the public shareholders who were holders of record on April 21, 2020 and did not exercise their right to have their shares redeemed in connection with the April 2020 extension of the date on which Alberton must complete a business combination.

On April 20, 2020, Alberton announced that it had agreed that if the April 2020 extension was approved, it would issue, with respect to each public share that is not redeemed in connection with April 2020 extension, one dividend warrant to purchase one-half of one ordinary share. The dividend warrants are identical to the warrants included in the units sold in Alberton’s initial public offering.

In connection with the April 2020 extension, the Company received redemption request in the aggregated amount of 10,073,512 shares on April 21, 2020, the cut-off date for shareholders to submit their redemption request. Accordingly, 10,073,512 public shares were redeemed, resulting in a total of 1,414,480 remaining public shares issued and outstanding. On January 19, 2021, the board of the Company approved the issuance of 1,414,480 dividend warrants to those public shareholders who were shareholders on April 21, 2020 and did not exercise their right of redemption in connection with the April 2020 extension, and the Company instructed such issuance. The Company was advised the dividend warrants would be processed and delivered to public shareholders on or about February 5, 2021, although the date of delivery may be delayed as a result of processing time by DTC, broker and dealer, and other relevant parties.

Additional Information about the Transaction and Where to Find It

Alberton filed with the Securities and Exchange Commission (“SEC”) a registration statement on Form S-4 with a proxy statement containing information about the proposed business combination and the respective businesses of Alberton and SolarMax Technology, Inc., a Nevada corporation (“SolarMax”) on December 30, 2020 (file no. 333-251825). Alberton will mail a final prospectus and definitive proxy statement and other relevant documents after the SEC completes its review. Alberton and SolarMax shareholders are urged to read the preliminary prospectus and proxy statement and any amendments thereto and the final prospectus and definitive proxy statement in connection with the solicitation of proxies for the special meetings to be held to approve the proposed transaction, because these documents will contain important information about Alberton, SolarMax and the proposed transaction. The final prospectus and definitive proxy statement will be mailed to shareholders of Alberton and SolarMax as of a record date to be established for voting on the proposed transaction. Shareholders will also be able to obtain a free copy of the proxy statement, as well as other filings containing information about Alberton without charge, at the SEC’s website (www.sec.gov) or by calling 1-800-SEC-0330. Copies of the proxy statement and other filings with the SEC can also be obtained, without charge, by directing a request to: Alberton Acquisition Corporation, Room 1001, 10/F, Capital Center, 151 Gloucester Road, Wanchai, Hong Kong.

About Alberton

Alberton is a British Virgin Islands blank check company, also commonly referred to as a Special Purpose Acquisition Company, or SPAC, formed for the purpose of effecting a merger, asset acquisition or other business combination with one or more businesses or entities. Alberton’s units, ordinary shares and warrants are currently listed on the Nasdaq Capital Market under the symbols “ALACU,” “ALAC” and “ALACW, respectively.

About SolarMax

SolarMax, a Nevada corporation, is an integrated solar energy company. Its principal executive offices are located at 3080 12th Street, Riverside, California 92507. SolarMax’ website is http://www.solarmaxtech.com. Any information contained on, or that can be accessed through, SolarMax’ website or any other website is not a part of this press release.

Cautionary Note Regarding Forward-Looking Statements

This press release includes “forward-looking statements” that involve risks and uncertainties that could cause actual results to differ materially from what is expected. Words such as “expects”, “believes”, “anticipates”, “intends”, “estimates”, “seeks”, “may”, “might”, “plan”, “possible”, “should” and variations and similar words and expressions are intended to identify such forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Such forward-looking statements relate to future events or future results, based on currently available information and reflect Alberton management’s current beliefs. A number of factors could cause actual events or results to differ materially from the events and results discussed in the forward-looking statements. In addition, please refer to the Risk Factors section of Alberton’s Form S-4, its Annual Reports on Form 10-K, its Quarterly Reports on Form 10-Q for additional information identifying important factors that could cause actual results to differ materially from those anticipated in the forward looking statements. Except as expressly required by applicable securities law, Alberton disclaims any intention or obligation to update or revise any forward looking statements whether as a result of new information, future events or otherwise.

Company Contact:

Alberton Acquisition Corp.
Room 1001, 10/F, Capital Center 151 Gloucester Road, Wanchai, Hong Kong Phone: (+852) 2117 1621
Email: kevinliu@albertoncorp.com